             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   -----------------------

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934

                 ---------------------------


              Date of Report (Date of earliest
               event reported): March 4, 1999



                THE ST. PAUL COMPANIES, INC.
    ----------------------------------------------------
   (Exact name of Registrant as specified in its charter)


     Minnesota              0-3021             41-0518860
------------------- -------------------- ---------------------
     (State of         (Commission File     (I.R.S. Employer
  Incorporation)           Number)         Identification No.)



385 Washington St., St. Paul, MN             55102
--------------------------------           ----------
(Address of principal                      (Zip Code)
executive offices)


                       (651) 310-7911
             ----------------------------------
               (Registrant's telephone number,
                    including area code)




                             N/A
------------------------------------------------------------
    (Former name or former address, if changed since last
                           report)

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Item 5.    Other Events.
           ------------

     On March 2, 1999, The St. Paul Companies announced that it was revising its previously announced 1998 financial results. These changes will increase The St. Paul's 1998 net income by $24.1 million, from $65.2 million, or $0.22 per share, to $89.3 million, or $0.32 per share. The revisions will have an insignificant impact on the company's performance for 1999 and beyond.

     These changes were made after discussions with the Securities and Exchange Commission in the context of the SEC staff's review of The St. Paul's debt shelf registration statement. They pertain to certain charges taken by The St. Paul in the second quarter of 1998 following its merger with USF&G Corporation. The changes relate principally to the timing and amount of certain severance expenses and to the recharacterization of a portion of the second-quarter charges as not "merger-related."

     The company also announced that it will be restating its financial statements for the second and third quarters of 1998 to reflect the revised accounting and reporting for the second quarter charges.

     The St. Paul's revised results for the year ended
Dec. 31, 1998 are included on the following page. Results for the year ended Dec. 31, 1997 were unaffected by the 1998 changes, but are presented for comparative purposes.

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                   THE ST. PAUL COMPANIES
                CONSOLIDATED YEAR-END RESULTS

Year ended Dec. 31                            1998                1997
------------------------                    ------              ------
Revenues                            $9,108,401,000      $9,623,179,000

Pretax Operating Earnings (Loss)
 Property-Liability Insurance*        ($56,462,000)       $978,253,000
 Life Insurance**                      $22,624,000         $63,886,000
 Asset Management                     $103,960,000         $92,617,000
 Parent and Other***                 ($318,098,000)      ($222,096,000)
                                      ------------        ------------
Total Pretax Operating Loss          ($247,976,000)       $912,660,000

Income Tax Expense (Benefit)         ($208,394,000)       $169,801,000
                                      ------------        ------------
Operating Earnings (Loss)
 from Continuing Operations           ($39,582,000)       $742,859,000
 Per Common Share (Basic)                   ($0.22)              $3.16
 Per Common Share (Diluted)                 ($0.22)              $2.95

Realized Investment Gains,
  Net of Taxes                        $128,930,000        $254,183,000
 Per Common Share (Basic)                    $0.55               $1.11
 Per Common Share (Diluted)                  $0.54               $1.01

Discontinued Operations,
  Net of Taxes                                   -        ($67,750,000)
 Per Common Share (Basic)                        -              ($0.30)
 Per Common Share (Diluted)                      -              ($0.27)
                                      ------------        -------------

Net Income                             $89,348,000         $929,292,000
 Per Common Share (Basic)                    $0.33                $3.97
 Per Common Share (Diluted)                  $0.32                $3.69

Common Shareholders' Equity         $6,620,811,000       $6,591,443,000
 Per Common Share                           $28.32               $28.27

Total Assets                       $38,322,708,000      $37,358,828,000

*The Property-Liability Insurance loss reflects $157 million of merger-related charges, $34 million of restructuring charges, and a $250 million loss reserve strengthening provision.

**Life Insurance earnings reflect $9 million of merger-related charges and a $41 million writedown of certain deferred policy acquisition costs.

***Parent and Other loss reflects $126 million of merger-related charges.

  Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE ST. PAUL COMPANIES, INC.




                              By  /s/ Bruce A. Backberg
                                  ---------------------
                                  Bruce A. Backberg
                                  Senior Vice President
                                   and Chief Legal Counsel


Date: March 4, 1999